                 FORM OF LETTER TO CLIENTS OF BROKERS, DEALERS,
              COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES
                       REGARDING THE REDEMPTION RIGHT BY

                     SCUDDER SPAIN AND PORTUGAL FUND, INC.

                 TO REPURCHASE FOR CASH UP TO 4,883,365 OF ITS
                         ISSUED AND OUTSTANDING SHARES
                          AT NET ASSET VALUE PER SHARE

TO OUR CLIENTS:

     Pursuant to your request, enclosed for your consideration are the Redemption Right Statement dated September 1, 1998 of Scudder Spain and Portugal Fund, Inc. (the "Fund") and the related Letter of Transmittal by which the Fund is offering to its Shareholders the right to demand the repurchase of their shares in an amount up to 4,883,365 shares of the Fund's issued and outstanding common stock, par value $0.01 per share (the "Shares") in exchange for a pro rata portion of each of the securities (other than short-term fixed income securities with maturities of less than one year, securities with transfer restrictions and certain illiquid securities) and cash held in the Fund's investment portfolio ("Portfolio Securities") at a price equal to the Shares' net asset value ("NAV") determined as of the close of the regular trading session of the New York Stock Exchange ("NYSE") on October 1, 1998 subject to the terms and conditions set forth in the Redemption Right Statement dated September 2, 1998 and the related Letter of Transmittal (which together constitute the "Redemption Right"). THE REDEMPTION RIGHT EXPIRES AT 5:00 P.M., EASTERN TIME, ON SEPTEMBER 30, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). If the Redemption Right is extended beyond September 30, 1998, the repurchase price for Shares will be their NAV determined as of the close of the regular trading session of the NYSE on the first business day following the Expiration Date, as extended.

     The purpose of the Redemption Right is to provide Shareholders who may no longer wish to participate in a closed-end investment vehicle, such as the Fund, with the opportunity, to the extent consistent with the best interests of the Fund and all of its Shareholders, to demand the redemption of all of their Shares in-kind (i.e., in exchange for Portfolio Securities) in order to realize the net asset value of their Shares. The proceeds of this in-kind redemption will be paid in a pro rata portion of the Fund's Portfolio Securities. Shareholders who present their Shares for Redemption will have the opportunity to retain the Portfolio Securities distributed as the proceeds of the redemption of their Shares or to request that the Portfolio Securities received be liquidated for cash. Moreover, although the Fund will pay its Shareholders a cash distribution of all undistributed 1998 net investment income and undistributed net realized capital gains prior to the Expiration Date, the Fund will not attempt to realize or distribute unrealized capital gains prior to the Expiration Date. Accordingly, a substantial portion of the net asset value of the Fund will consist of unrealized capital gains. As of July 31, 1998, the Fund had approximately $57,092,818 of unrealized capital gains, representing approximately 42.4% of its net asset value. The Redemption Right also prevents Shareholders who choose not to redeem from bearing any portion of the unrealized capital gains which would be realized if the Fund sold its Portfolio Securities in order to satisfy redemption requests in cash.

     The Redemption Right Statement and the Letter of Transmittal are being forwarded to you as the beneficial owner of Shares held by us for your account but not registered in your name. We are sending you the Letter of Transmittal for your information only; you cannot use it to present Shares we hold for your account for Redemption. A redemption request of your Shares can be made only by us as the holder of record and only according to your instructions.

     Your attention is called to the following:

     1. The purchase price is the NAV determined as of the close of the regular trading session of the NYSE on October 1, 1998, subject to the terms and conditions of the Redemption Right Statement dated September 2, 1998 and the related Letter of Transmittal. THE REDEMPTION RIGHT EXPIRES AT 5:00 P.M., EASTERN TIME, ON SEPTEMBER 30, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). If the Redemption Right is extended beyond September 30, 1998, the purchase price for Shares will be their NAV determined as of the close of the regular trading session of the NYSE on the first business day following the Expiration Date, as extended.

     2. The Redemption Right is for up to 4,883,365 of the issued and outstanding Shares of the Fund and is not conditioned upon any minimum number of outstanding Shares being presented for Redemption, but is subject to certain conditions set forth in the Redemption Right Statement. Under the conditions described in the Redemption Right Statement, the Fund can terminate or amend the Redemption Right or can postpone the acceptance for payment of, payment for or repurchase of any Shares.

     3. A SHAREHOLDER WISHING TO ACCEPT THE REDEMPTION RIGHT MUST PRESENT FOR REDEMPTION ALL SHARES ACTUALLY OR CONSTRUCTIVELY OWNED BY THE SHAREHOLDER, PURSUANT TO SECTION 318 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AS OF THE DATE OF PURCHASE OF SHARES PURSUANT TO THE REDEMPTION RIGHT. Shareholders should consult their tax advisers as to the application of the constructive ownership rules of Section 318. Shares presented for Redemption shall include any shares received by Shareholders pursuant to a dividend by the Fund or participation in the Fund's Dividend Reinvestment Plan. Shareholders may retain ownership of Portfolio Securities or may elect to have the Portfolio Securities received liquidated for cash. If a Shareholder elects to retain ownership of the Portfolio Securities in-kind the Shareholder must establish securities and cash accounts with a bank or broker dealer in the Spanish and Portuguese markets. The Shareholder must also provide U.S. broker information which is necessary for transfer of American Depository Receipts. If this requirement is not met or no election is made, the Portfolio Securities received will be liquidated for cash.

     4. If more than 4,883,365 Shares are validly presented for Redemption prior to the expiration of the Redemption Right, the Fund will repurchase Shares from redeeming Shareholders in accordance with the terms and conditions specified in the Redemption Right Statement, on a pro rata basis and in accordance with the number of Shares presented for Redemption by each Shareholder during the period the Redemption Right remains open and not withdrawn, unless the Fund determines not to repurchase any Shares. If 90% or more of the issued and outstanding Shares of the Fund are presented for Redemption prior to the expiration of the Redemption Right, the Board of Directors of the Fund will suspend the Redemption Right and, under such circumstances, currently intends to submit a proposal to Shareholders to liquidate the Fund.

     5. Redeeming Shareholders will not be obligated to pay brokerage commissions or, subject to Instruction 6 of the Letter of Transmittal, transfer taxes on the repurchase of Shares by the Fund pursuant to the Redemption Right; however, a broker, dealer or other person may charge a fee for processing the transactions on behalf of Shareholders. Redeeming Shareholders will bear the expenses of distributing to them their proceeds of the Redemption Right (generally certain transfer taxes and any other transaction expenses), and such costs shall be deducted from their proceeds. Redeeming Shareholders who request that the Portfolio Securities received as proceeds of the Redemption Right be liquidated for cash will also bear the expenses related to that transaction (generally custodial expenses, brokerage commissions, and any other transaction expenses) as well as investment risk that the market value of Portfolio Securities will have changed subsequent to the Valuation Date. As a result, all redeeming Shareholders will bear the costs associated with the special services provided by the Custodian and any transaction costs associated with transferring the Portfolio Securities out of the Fund to the Custodian. Redeeming Shareholders who choose to retain the Portfolio Securities received will bear any related costs of delivery and transfer and redeeming Shareholders who request that their Portfolio Securities be liquidated for cash after they are received will bear the additional costs and expenses of the liquidation. The actual per share expenses for redeeming Shareholders of effecting the Redemption and of any liquidation of Portfolio Securities will depend on a number of factors, including the number of Shares redeemed, the Fund's portfolio composition at the time and market conditions prevailing during the liquidation process. The Fund will bear the expenses of offering the Redemption Right which includes the costs of producing and mailing the Redemption Right Statement and other documents, and other expenses of the Depositary and the Information Agent.

     If you wish to have us present your Shares for Redemption, please instruct us by completing, signing and returning to us the instruction form on the opposite side.

     YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO PRESENT YOUR SHARES FOR REDEMPTION ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE REDEMPTION RIGHT. THE EXPIRATION DATE AND THE WITHDRAWAL DEADLINE IS 5:00 P.M., EASTERN TIME, ON, SEPTEMBER 30, 1998, UNLESS EXTENDED.

     The Redemption Right is not being made to (nor will redemption requests be accepted from or on behalf of) owners of Shares in any jurisdiction in which the Redemption Right or its acceptance would violate the laws of that jurisdiction. To the extent that the securities laws of any jurisdiction would require the Redemption Right to be made by a licensed broker or dealer, the Redemption Right shall be deemed to be made on the Fund's behalf by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

Very truly yours,

SCUDDER SPAIN AND PORTUGAL FUND, INC.

          INSTRUCTIONS REGARDING THE RIGHT TO DEMAND THE REDEMPTION OF
            UP TO 4,883,365 OF THE ISSUED AND OUTSTANDING SHARES OF
          THE SCUDDER SPAIN AND PORTUGAL FUND, INC. AT NET ASSET VALUE
                IN EXCHANGE FOR PORTFOLIO SECURITIES OF THE FUND

     THIS FORM IS NOT TO BE USED TO PRESENT SHARES FOR REDEMPTION DIRECTLY TO THE DEPOSITARY. IT SHOULD BE SENT TO YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE ONLY IF THAT FIRM IS THE HOLDER OF RECORD OF YOUR SHARES AND WILL BE PRESENTING THE SHARES FOR REDEMPTION ON YOUR BEHALF. THE DEPOSITARY MUST RECEIVE YOUR SHARES NO LATER THAN 5:00 P.M., EASTERN TIME, ON SEPTEMBER 30, 1998.

     DO NOT COMPLETE THIS FORM IF YOU HAVE DECIDED NOT TO PRESENT YOUR SHARES FOR REDEMPTION.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Redemption Right Statement, dated September 2, 1998 and the related Letter of Transmittal (which together are described as the "Redemption Right") in connection with the offer to shareholders by Scudder Spain and Portugal Fund, Inc. (the "Fund") of the right to demand the repurchase of up to 4,883,365 shares of its issued and outstanding common stock, par value $0.01 per share (the "Shares") at the net asset value per Share as of the close of the regular trading session of the New York Stock Exchange on October 1, 1998 (or, if the Redemption Right is extended, on the new Expiration Date), on the terms and subject to the conditions of the Redemption Right.

     The undersigned instructs you to present for Redemption to the Fund all Shares that are held by you for the account of the undersigned, including all Shares held by you and all uncertificated Shares that may be held for the account of the undersigned by the Fund's transfer agent under the Fund's dividend reinvestment plan, upon the terms and conditions of the Redemption Right.

     The undersigned represents and warrants that: (i) the Shares which you are being instructed to present for Redemption represent and will represent all Shares actually owned by the undersigned as of the date of purchase of Shares pursuant to the Redemption Right, and all Shares constructively owned by the undersigned as of such date under Section 318 of the Internal Revenue Code of 1986, as amended, have been or will be presented for Redemption pursuant to the Redemption Right; (ii) the undersigned has a net long position in the Shares being presented for Redemption within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended; and (iii) the redemption of such Shares complies with Rule 14e-4.

[ ] The undersigned elects to retain ownership of Portfolio Securities received and has established securities and cash accounts with a bank or broker in Spain and Portugal and provided them with the counterparty information specified below. The account information is as follows:

Local Account Information:

SPAIN

Name of Account (if different):
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Bank or Broker Name (in Spain):
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Bank or Broker Address:
--------------------------------------------------------------------------------
Securities Account No.:
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

PORTUGAL
Name of Account (if different):
--------------------------------------------------------------------------------
Bank or Broker Name (in Portugal):
--------------------------------------------------------------------------------
Bank or Broker Address:
--------------------------------------------------------------------------------
Securities Account No.:
--------------------------------------------------------------------------------
Cash Account No:
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UNITED STATES (FOR AMERICAN DEPOSITORY RECEIPTS THAT ARE PART OF THE PORTFOLIO
SECURITIES)

Broker Name:
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DTC Participant Number:
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Counterparty Settlement Instructions:

SPAIN

Securities Account Information:   Banco Santander, Madrid
                                  Account Number: 15940185769PC
Cash Account Information:         Banco Santander, Madrid
                                  Account Number: 810578

PORTUGAL

Securities Account Information:  Banco Espirito Santo Commercial de Lisboa, Lisbon
                                 Account Number: 099507150006
Cash Account Information:        Banco Portuguese de Atlantico, Lisbon
                                 Account Number: 530/03/002-881527

UNITED STATES

Securities Account Information:  Brown Brothers Harriman & Co.
                                 DTC Participant Number: 010

[ ] The undersigned requests that the Portfolio Securities received be liquidated for cash.

Account Number:

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Tax Identification or Social Security Number:
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Name(s) of Beneficial Owner(s):
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                                 (PLEASE PRINT)

Address:
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Area Code and Telephone Number:

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                        (SIGNATURE OF BENEFICIAL OWNER)

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               (SIGNATURE OF ADDITIONAL BENEFICIAL OWNER, IF ANY)

Date:
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